Exhibit 99.1

THE FORGOTTEN ONES. WILL LONG-HAULERS BE THE NEXT PUBLIC HEALTH CRISIS?

A LIVE ONLINE DISCUSSION ON COVID-19 LONG-HAULERS HOSTED BY ORGANICELL REGENERATIVE MEDICINE, INC.

Miami Beach, Florida -- January 12th, 2021 -- Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) (the “Company” or “Organicell”), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies will host a live online discussion on the topic of COVID-19 long-haulers on Wednesday, January 13th at 7 P.M. EST.

As noted by many experts in the field, the phenomenon of COVID-19 patients who suffer long term symptoms and conditions post-recovery who are dubbed “long-haulers”, is real and extensive.

As previously reported, Organicell is exploring the use of its investigational therapeutic, Zofin™, as a potential therapy for Covid-19 long-haulers. Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent.  This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues.

In the online discussion, Chief Science Officer of Organicell, Mari Mitrani, M.D. Ph.D., will interview George Shapiro, M.D., F.A.C.C., Chief Medical Officer of Organicell, and Vincent E. Friedewald M.D. F.A.C.C. F.A.C.P., Clinical Professor of Internal Medicine, Division of Cardiology, University of Texas Health Science Center at Houston, Houston, Texas.

Our online event will focus on defining what it means to be a long-hauler, the symptoms they typically face and the large unmet need these patients have in terms of gaps in therapy.

“Novel coronavirus symptoms can last weeks or months for some people, and those suffering from these lingering symptoms can have a seriously diminished quality of life with little to no current treatments to help them. Long-haulers are a population of COVID-19 patients that need immediate help to return to normalcy,” said Dr. Shapiro.

To tune into the event live visit :

https://us02web.zoom.us/webinar/register/WN_Vqi_TnlOTFS1Lom1NElpnQ

Following the live presentation, replays of the event will be available at www.organicell.com.

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

For further information contact:

Rosh Lowe

Organicell Regenerative Medicine, Inc.

786-290-4400

rlowe@organicell.com

Media Contact

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com